Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2024 of the Asset Management Fund (the “Registrant”).

David Bunstine, President, and Troy M. Statczar, Treasurer, of the Registrant, each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President (Principal Executive Officer)		Treasurer (Principal Financial Officer and
Principal Accounting Officer)

Asset Management Fund		Asset Management Fund

/s/ David Bunstine		/s/ Troy M. Statczar
David Bunstine		Troy M. Statczar
Date:	August 23, 2024	Date:	August 23, 2024

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.